SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
June 19, 2003

Central Parking Corporation

(Exact name of Registrant as specified in its charter)

Tennessee	001-13950	62-1052916

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

2401 21st Avenue South, Suite 200 Nashville, TN 37212

(Address of principal executive offices)

(615) 297-4255

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

Item 5. Other Events.

On June 19, 2003, Central Parking Corporation (the “Company”) issued the press release attached hereto as Exhibit 99.1. The press release discloses a class action complaint filed against the Company on June 18, 2003. The press release is also being furnished pursuant to Item 9. Regulation FD Disclosure.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Number	Exhibit

99.1	Press Release dated June 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation

/s/ Monroe J. Carell, Jr.
Monroe J. Carell, Jr. Chairman and Chief Executive Officer

Date: June 19, 2003

Exhibit Index

Exhibit No.

99.1	Press release dated June 19, 2003.